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                                  United States
                       Securities and Exchange Commission
                              Washington, DC 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

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[ ]   Confidential, for use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                           POMEROY IT SOLUTIONS, INC.
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                (Name of Registrant as Specified in its Charter)


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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Item 1. On July 5, 2007,  Pomeroy IT Solutions,  Inc.,  issued the press release set forth below announcing the termination of Stephen E.Pomeroy as the Company's President and Chief Executive Officer. Stephen Pomeroy continues to serve as a director of our company. However, our board of directors has voted to withdraw the nomination of Stephen Pomeroy to stand for election as a director nominee at our 2007 Annual Meeting of Stockholders. We intend to reschedule our 2007 Annual Meeting of Stockholders and to resolicit proxies from stockholders with an appropriate supplement to our definitive proxy statement.

                                  PRESS RELEASE

              POMEROY TERMINATES PRESIDENT/CHIEF EXECUTIVE OFFICER

     Kevin Gregory Named President/Chief Executive Officer on Interim Basis

Hebron, KY - July 5, 2007 - Pomeroy IT Solutions, Inc. (NASDAQ: PMRY) today announced that on July 3, 2007, following a review by independent counsel, its Board of Directors terminated Stephen E. Pomeroy as the Company's President and Chief Executive Officer. In addition, Mr. Pomeroy's employment was terminated in accordance with the terms of his employment agreement. The terminations were due to certain conduct and actions of Mr. Pomeroy none of which involved any financial impropriety or illegal actions.

The Board appointed Kevin G. Gregory, 44, as President and Chief Executive Officer of the Company for an interim period, with a term commencing on July 3, 2007. Mr. Gregory will continue to serve as the Company's Chief Financial Officer.

The Company's core management team remains intact and is dedicated to the Company's goals and mission. The Board of Directors is commencing an executive search to choose a permanent President and Chief Executive Officer of the Company.